flyExclusive Appoints Matt Lesmeister as Chief Financial Officer
Zach Nichols has been promoted to Chief Accounting Officer

KINSTON, NC (June 25, 2024) – flyExclusive, Inc. (NYSEAMERICAN: FLYX) (“flyExclusive” or the “Company”), a publicly-traded provider of premium private jet charter experiences, today announced the promotion of Matt Lesmeister to Chief Financial Officer, effective June 25, 2024. The Company also announced the promotion of Zach Nichols to Chief Accounting Officer from his previous role as Senior Vice President of Finance.

Mr. Lesmeister joined the company on May 30, 2024, as Executive Vice President & Chief of Staff and has 14 years of public company experience across various finance roles, most recently at Fox Factory Holding Corp.

“We are excited to have Matt lead us through our next phase of growth as Chief Financial Officer. His extensive public company experience will be highly valuable as we continue to add focus and rigor to our finance department,” said Jim Segrave, CEO and founder of flyExclusive. “I look forward to working closely with Matt and Zach to continue executing on our business strategy and delivering an industry leading experience for our clients.”

Lesmeister served most recently as Vice President, Transformation and Strategy at Fox Factory Holding Corp., a publicly traded global leader in the design and manufacturing of premium products for sport and off-road vehicles.

At Fox Factory, Lesmeister built an FP&A organization from the ground up with an emphasis on business partnership, cross-functional collaboration, KPI management and the efficient deployment of capital resources. Through best practice deployment and a relentless focus on operational efficiency, Matt spearheaded a global transformation initiative, integrated multiple acquisitions, and drove continuous operational improvement.

Prior to joining Fox Factory in 2016, Lesmeister served in various roles of increasing responsibility at United Technologies Corporation, an aerospace and defense technology conglomerate. Lesmeister has an MBA from The University of Massachusetts Amherst and a bachelor’s degree from Quinnipiac University. He is a licensed pilot and an aviation enthusiast.

“I was drawn to flyExclusive because it is unlike any other business in private aviation,” Matthew Lesmeister, CFO of flyExclusive said. “Because of the company’s vertical integration strategy, we have full control over what we offer our customers, and we have a great opportunity to act strategically in the months ahead as we continue our journey as a publicly-traded company.”

Zach Nichols joined FlyExclusive in 2020 as Financial Controller and has held roles of increasing responsibility since. Prior to his time with FlyExclusive, he worked as a Finance Compliance Officer for a subsidiary of Singapore Technologies Engineering, a publicly traded global technology and engineering group in the aerospace industry. Zach started his Finance career in Public Accounting, serving small to mid-sized businesses with Sullivan, Shearin & Company. He earned a Master of Accounting from East Carolina University and Bachelor of Economics and Management from The University of Alabama.

Segrave also thanked outgoing interim CFO Bill Barnard for his service to flyExclusive.
“Billy has contributed so much to our company over the last several years, and he has provided me personally with invaluable advice. I wish him well in his next step.”

About flyExclusive
flyExclusive is a vertically integrated, FAA-certificated air carrier providing private jet experiences by offering customers a choice of on-demand charter, Jet Club, and fractional ownership services to destinations across the globe. flyExclusive has one of the world’s largest fleets of Cessna Citation aircraft, and it operates a combined total of approximately 100 jets, ranging from light to large cabin sizes. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable, and safe aircraft. flyExclusive’s in-house repair station, aircraft paint, cabin interior renovation, and avionics installation capabilities, are all provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: risks related to reliance on and the need to hire and retain key personnel; the ability of the Company to file timely file its required annual and quarterly reports with the SEC; the ability of the Company to regain compliance with NYSE American continued listing standards and maintain the listing of the Company’s securities on a national securities exchange; the ability of the Company to comply with covenants under and repay its debt; the potential dilution of stock ownership by our capital raising efforts; management of growth; the outcome of any legal proceedings; volatility of the price of the Company’s securities due to a variety of factors, including publication of articles about the Company by third parties, changes in the competitive and highly regulated industries in which flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting flyExclusive’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of flyExclusive’s registration statement on Form S-1 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist
media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investors@flyexclusive.com